Exhibit 99.1

Privia Health Reports Fourth Quarter and Full-Year 2025 Financial Results

–All 2025 Operating and Financial Metrics At or Above High End of Guidance Ranges
~~–~~Full-year 2025 Net Income +59.3% from 2024
–Full-year 2025 Adjusted EBITDA of $125.5 Million, +38.8% from 2024
–Full-year 2025 Net Cash Provided by Operating Activities of $163.4 Million, +49.5% from 2024; Year-end 2025 Cash Balance of $479.7 Million and No Debt
–2026 Guidance Reflects ~20% Adjusted EBITDA Growth at Midpoint

ARLINGTON, VA – February 26, 2026 – Privia Health Group, Inc. (Nasdaq: PRVA) today announced financial and operating results for the fourth quarter and full year ended December 31, 2025. Each of the Company’s operating and financial performance metrics were at or above the high end of its guidance ranges for 2025, as highlighted below.
Full-Year Performance

	For the Years Ended December 31,
($ in millions, except per share amounts)	2025	2024	Change (%)*

Total revenue	$2,122.8	$1,736.4	22.3%
Gross profit	$453.0	$397.7	13.9%
Operating income	$34.2	$17.0	101.6%
Net income [a]	$22.9	$14.4	59.3%
Non-GAAP adjusted net income [b]	$127.7	$97.6	30.8%
Net income per diluted share	$0.18	$0.11	63.6%
Non-GAAP adjusted net income per diluted share [b]	$0.99	$0.78	26.9%
*Any slight variations in totals are due to rounding.
a.Net income for full-year 2025 included $71.1 million in non-cash stock compensation expense and $10.3 million in non-recurring, and other expenses. Net income for full-year 2024 included $56.7 million in non-cash stock compensation expense and $9.5 million in non-recurring, and other expenses.
b.Reconciliations of non-GAAP adjusted net income and other non-GAAP financial measures are presented in tables near the end of this press release.

Key Operating and Non-GAAP Financial Metrics c

	For the Years Ended December 31,
($ in millions)	2025	2024	Change (%)*

Implemented Providers	5,380	4,789	12.3%
Attributed Lives	1,541,000	1,256,000	22.7%
Practice Collections	$3,470.5	$2,968.0	16.9%
Care Margin	$462.2	$403.9	14.4%
Platform Contribution	$234.8	$195.6	20.0%
Adjusted EBITDA	$125.5	$90.5	38.8%
*Any slight variations in totals are due to rounding.

Full-Year 2025 Actual Performance versus Guidance c

	Initial FY 2025 Guidance [d]		Updated FY 2025 Guidance [d]	FY 2025
($ in millions)	Low	High	at November 6, 2025	Actual
Implemented Providers	5,200	5,300	5,300 - 5,350	5,380
Attributed Lives	1,300,000	1,400,000	1,400,000 - 1,425,000	1,541,000
Practice Collections	$3,150	$3,250	$3,450 - $3,500	$3,470.5
GAAP Revenue	$1,800	$1,900	$2,050 - $2,100	$2,122.8
Care Margin	$435	$445	$455 - $460	$462.2
Platform Contribution	$208	$218	$230 - $235	$234.8
Adjusted EBITDA	$105	$110	$118 - $121	$125.5

c.Reconciliations of Care Margin, Platform Contribution, Adjusted EBITDA and other non-GAAP financial measures are presented in tables near the end of this press release.
d.Management had not reconciled forward-looking non-GAAP measures to their most directly comparable GAAP measures of Gross Profit and Net Income. This is because the Company could not have predicted with reasonable certainty and without unreasonable efforts the ultimate outcome of certain GAAP components of such reconciliations due to market-related assumptions not within our control as well as certain legal or advisory costs, tax costs or other costs that have arisen. For these reasons, management is unable to assess the probable significance of the unavailable information, which could materially impact the amount of the directly comparable GAAP measures.

Fourth Quarter Performance

	For the Three Months Ended December 31,
($ in millions, except per share amounts)	2025	2024	Change (%)*

Total revenue	$541.2	$460.9	17.4%
Gross profit	$114.0	$106.1	7.4%
Operating income	$11.3	$5.2	114.9%
Net income [e]	$9.2	$4.4	108.0%
Non-GAAP adjusted net income [f]	$32.0	$26.5	20.8%
Net income per diluted share	$0.07	$0.03	133.3%
Non-GAAP adjusted net income per diluted share [f]	$0.25	$0.21	19.0%

*Any slight variations in totals are due to rounding.
e.Net income for the fourth quarter of 2025 included $15.5 million in non-cash stock compensation expense and $2.1 million in non-recurring and other expenses. Net income for the fourth quarter of 2024 included $15.3 million in non-cash stock compensation expense and $2.5 million in legal and other expenses.
f.Reconciliations of non-GAAP adjusted net income and other non-GAAP financial measures are presented in tables near the end of this press release.

Key Operating and Non-GAAP Financial Metrics g

	For the Three Months Ended December 31,
($ in millions)	2025	2024	Change (%)

Practice Collections	$868.6	$792.5	9.6%
Care Margin	$116.5	$107.7	8.1%
Platform Contribution	$55.1	$53.2	3.4%
Adjusted EBITDA	$31.5	$24.9	26.4%
g.Reconciliations of Care Margin, Platform Contribution, Adjusted EBITDA and other non-GAAP financial measures are presented in tables near the end of this press release.
Capital Resources and Cash Flow
The Company's balance sheet at December 31, 2025 included $479.7 million of cash and cash equivalents and no debt. Full-year 2025 Net Cash Provided by Operating Activities was $163.4 million compared to $109.3 million in 2024 (+49.5%) with de minimis capital expenditures. Free Cash flow for the year ended December 31, 2025 was $163.4 million compared to $109.3 million in the prior year (+49.6%).
2026 Financial and Business Outlook g h i
Privia Health’s key areas of focus in 2026 include:
•Organic provider growth in existing states;
•Continuing to perform in value-based risk arrangements for positive margin contribution in challenging Medicare Advantage (MA) market;
•Achieving operating leverage to drive Adjusted EBITDA growth, and converting approximately 80% of Adjusted EBITDA to Free Cash Flow; and
•Pursuing disciplined and strategic business development activities to enter new states and expand in existing states to increase overall addressable market.
The Company’s 2026 operating and financial guidance is as follows h i j:

	FY 2025	FY 2026 Guidance [h]		Y-Y % Change from FY 2025
($ in millions)	Actual	Low	High	Low	High
Implemented Providers	5,380	5,900	6,000	9.7%	11.5%
Attributed Lives	1,541,000	1,550,000	1,600,000	0.6%	3.8%
Practice Collections	$3,470.5	$3,650	$3,750	5.2%	8.1%
GAAP Revenue	$2,122.8	$2,350	$2,450	10.7%	15.4%
Care Margin	$462.2	$515	$530	11.4%	14.7%
Platform Contribution	$234.8	$260	$270	10.7%	15.0%
Adjusted EBITDA	$125.5	$145	$155	15.5%	23.5%
~~•~~Expect approximately 80% of Adjusted EBITDA to convert to free cash flow in full-year 2026
•Expect to end full-year 2026 with approximately $600 million in cash and cash equivalents
•Guidance does not assume any new business development activity

h.Management has not reconciled forward-looking non-GAAP measures to their most directly comparable GAAP measures of Gross Profit and Net Income. This is because the Company cannot predict with reasonable certainty and without unreasonable efforts the ultimate outcome of certain GAAP components of such reconciliations due to market-related assumptions that are not within our control as well as certain legal or advisory costs, tax costs or other costs that may arise. For these reasons, management is unable to assess the probable significance of the unavailable information, which could materially impact the amount of the future directly comparable GAAP measures.
i.See “Key Metrics and Non-GAAP Financial Measures” for more information as to how the Company defines and calculates Implemented Providers, Attributed Lives, Practice Collections, Care Margin, Platform Contribution and Adjusted EBITDA, and for a reconciliation of the most comparable GAAP measures to Care Margin, Platform Contribution, Adjusted EBITDA, Adjusted Net Income and Adjusted Net Income Per Share.
Certain non-recurring or non-cash and other expenses will be treated as an add back in the reconciliation of Net Income to Adjusted EBITDA, and the reconciliation of Net Income to Adjusted Net Income and Adjusted Net Income Per Share, the details of which can be found in the Reconciliation schedules near the end of this and in future quarterly financial press releases.
j.Any slight variations in totals due to rounding.

Webcast and Conference Call Information
The Company will host a conference call on February 26, 2026, at 8:00 am ET to discuss these results and management’s outlook for future financial and operational performance. You can visit ir.priviahealth.com/news-and-events/events-and-presentations to listen to the call via live webcast. The webcast will be archived and available for replay for on-demand listening shortly after the completion of the call under the same link. If you wish to participate in the live conference call, then please dial 888-596-4144 (or 646-968-2525 for international callers) and provide Conference ID 5704885.
This news release and the financial statements contained herein, and the slide presentation for the webcast, are also available on the Privia Health Investor Relations website at ir.priviahealth.com.

About Privia Health
Privia Health™ is one of the largest physician enablement companies in the United States with a presence in 24 states and the District of Columbia. Privia builds scaled provider networks with primary-care centric medical groups, risk-bearing entities, a physician-led governance structure, and the Privia Platform comprising an extensive suite of technology and service solutions. Privia collaborates with medical groups, health plans and health systems to optimize 1,300+ physician practices, improve the patient experience for 5.8+ million patients, and reward 5,300+ physicians and advanced practitioners for delivering high-value care.
Privia’s mission is to transform healthcare delivery to achieve better outcomes, lower costs, and improve the health of communities and the well-being of providers. For more information, visit priviahealth.com.
Non-GAAP Financial Measures
The Company reports and discusses its operating results using financial measures consistent with accounting principles generally accepted in the United States ("GAAP"). From time to time, in press releases, financial presentations, earnings conference calls or otherwise, the Company may disclose certain non-GAAP financial measures. The non-GAAP financial measures presented in this press release should not be viewed as alternatives or substitutes for the Company's reported GAAP results. A reconciliation to the most directly comparable GAAP financial measure is set forth in the tables that accompany this release.

The Company believes that the non-GAAP financial measures presented in this press release are relevant and provide useful information to the Company's management, investors, and other interested parties about the Company's operating performance because the measures allow them to understand and compare the Company's actual and expected operating results during the prior, current and future periods in a more consistent manner. The non-GAAP measures presented in this press release may not be comparable to similarly titled measures used by other companies. These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and reflect an additional way of viewing aspects of the Company's operations that, when viewed with GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provides a more complete understanding of the results of operations and trends affecting the Company's business. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to financial measures calculated in accordance with GAAP.
Safe Harbor Statement
The financial results in this press release reflect preliminary, unaudited results, which are not final until the Company’s Form 10-K is filed with the Securities and Exchange Commission (“SEC”). This press release contains "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such statements relate to our current expectations, projections and assumptions about our business, the economy and future events or conditions. They do not relate strictly to historical or current facts. Forward-looking statements can be identified by words such as “aims,” “anticipates,” "assumes," “believes,” “estimates,” “expects,” “forecasts,” “future,” “intends,” “likely,” “may,” “outlook,” “plans,” “potential,” “projects,” “seeks,” “strategy,” “targets,” “trends,” “will,” “would,” “could,” “should,” and variations of such terms and similar expressions and references to guidance, although some forward-looking statements may be expressed differently. In particular, these include statements relating to, among other things, our future actions, business plans, objectives and prospects; and our future operating or financial performance and projections, including our full year guidance for 2026. Factors or events that could cause actual results to differ may emerge from time to time and are difficult to predict. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results may differ materially from past results and those anticipated, estimated or projected. We caution you not to place undue reliance upon any of these forward-looking statements.
Factors related to these risks and uncertainties include, but are not limited to: the heavily regulated industry in which we operate, and any failure by us or our medical groups to comply with the extensive applicable healthcare laws and government regulations; the complexity of the legal framework governing our relationships with Medical Groups, some of which we do not own, and Privia providers, and the impact of legal challenges or shifting interpretations of applicable laws; the execution of our growth strategy, which may not prove viable and we may not realize expected results; difficulties timely implementing our proprietary end-to-end, cloud-based technology solution for Privia physicians and new medical groups; the high level of competition in our industry; challenges in successfully establishing a presence in new geographic markets; the impact of failures by or service disruptions at key third-party vendors, such as our primary electronic medical record vendor, athenahealth, Inc.; potential decreases in reimbursement rates by governmental and third-party payers, changes to payment terms or challenges negotiating and retaining favorable contracts with private third-party payers, and changes impacting our patient population; the financial and operational impact of our compliance with various complex and changing federal and state privacy and security laws and regulations related to our use, disclosure, and other processing of personal information and protected health information, including the Health Insurance Portability and Accountability Act of 1996; the impact of actual and potential security threats, cybersecurity incidents or privacy or other forms of data breaches involving us, our vendors or other third parties; the continued availability of qualified workforce, including staff at our medical groups, and the continued upward pressure on compensation for such workforce; and other risk factors described in our Annual Report on Form 10-K for the year ended December 31, 2025 and the Company’s subsequent Quarterly Reports on Form 10-Q. All information in this press release is as of the date of the release, and the Company undertakes no duty to update this information unless required by law.

Contact:
Robert Borchert
SVP, Investor & Corporate Communications
IR@priviahealth.com
817.783.4841

Privia Health Group, Inc.
Condensed Consolidated Statements of Operations(k)
(in thousands, except share and per share data)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2025	2024	2025	2024
	(unaudited)	(unaudited)
Revenue	$541,173	$460,900	$2,122,842	$1,736,390

Operating expenses:
Provider expense	424,670	353,164	1,660,680	1,332,537
Cost of platform	66,848	59,769	252,732	227,000
Sales and marketing	6,449	6,462	27,136	26,446
General and administrative	29,271	34,425	138,152	126,157
Depreciation and amortization	2,657	1,832	9,907	7,268
Total operating expenses	529,895	455,652	2,088,607	1,719,408
Operating income	11,278	5,248	34,235	16,982
Interest income, net	2,093	2,774	9,703	10,888
Income before provision for income taxes	13,371	8,022	43,938	27,870
Provision for income taxes	2,786	2,655	14,212	10,826
Net income	10,585	5,367	29,726	17,044
Less: Net income attributable to non-controlling interests	1,434	968	6,807	2,659
Net income income attributable to Privia Health Group, Inc.	$9,151	$4,399	$22,919	$14,385
Net income income per share attributable to Privia Health Group, Inc. stockholders – basic	$0.07	$0.04	$0.19	$0.12
Net income income per share attributable to Privia Health Group, Inc. stockholders – diluted	$0.07	$0.03	$0.18	$0.11
Weighted average common shares outstanding – basic	123,188,466	120,135,843	122,176,587	119,402,749
Weighted average common shares outstanding – diluted	130,366,291	126,422,148	128,889,836	125,614,171

(k) Any slight variations in totals due to rounding.

Privia Health Group, Inc.
Condensed Consolidated Balance Sheets(l)
(in thousands)

	December 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$479,685	$491,149
Accounts receivable, net of allowance for credit losses of $15.4 million and $9.3 million	400,902	316,179
Prepaid expenses and other current assets	30,414	27,495
Total current assets	911,001	834,823
Non-current assets:
Property and equipment, net	504	1,242
Right-of-use assets	8,794	4,828
Intangible assets, net	215,919	109,807
Goodwill	209,842	141,615
Deferred tax asset, net	2,274	26,383
Other non-current assets	21,044	17,085
Total non-current assets	458,377	300,960
Total assets	$1,369,378	$1,135,783

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$96,804	$81,986
Provider liability	469,516	364,607
Operating lease liabilities, current	2,200	2,553
Total current liabilities	568,520	449,146
Non-current liabilities:
Operating lease liabilities, non-current	7,331	3,037
Other non-current liabilities	2,584	153
Total non-current liabilities	9,915	3,190
Total liabilities	578,435	452,336
Commitments and contingencies
Stockholders’ equity:
Common stock	1,236	1,203
Additional paid-in capital	892,291	813,209
Accumulated deficit	(156,310)	(179,229)
Total Privia Health Group, Inc. stockholders’ equity	737,217	635,183
Non-controlling interest	53,726	48,264
Total stockholders’ equity	790,943	683,447
Total liabilities and stockholders’ equity	$1,369,378	$1,135,783

(l) Any slight variations in totals are due to rounding.

Privia Health Group, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	For the Years Ended December 31,
	2025	2024
Cash flows from operating activities
Net income	$29,726	$17,044
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	739	1,104
Amortization of intangibles	9,168	6,164
Stock-based compensation	71,068	56,680
Deferred income taxes	10,871	8,817
Changes in asset and liabilities:
Accounts receivable, net	(36,668)	(19,824)
Prepaid expenses and other current assets	(1,599)	(8,970)
Other non-current assets and right-of-use assets	(326)	(1,721)
Accounts payable and accrued expenses	14,824	19,905
Provider liability	65,629	32,942
Operating lease liabilities	(2,459)	(2,699)
Other long-term liabilities	2,431	(160)
Net cash provided by operating activities	163,404	109,282
Cash flows from investing activities
Acquisitions, net of cash acquired	(180,370)	(6,957)
Other	(1,200)	(5,021)
Net cash used in investing activities	(181,570)	(11,978)
Cash flows from financing activities
Proceeds from non-controlling interest	—	1,653
Distribution to non-controlling interest	(1,345)	—
Proceeds from exercised stock options	8,047	2,681
Net cash provided by financing activities	6,702	4,334
Net (decrease) increase in cash and cash equivalents	(11,464)	101,638
Cash and cash equivalents at beginning of period	491,149	389,511
Cash and cash equivalents at end of period	$479,685	$491,149

Supplemental disclosure of cash flow information:
Interest paid	$251	$285
Income taxes paid, net of refunds	$6,639	$3,755

.

Additional Financial Information
Revenues disaggregated by source:

	For the Three Months Ended December 31,		For the Years Ended December 31,
(Dollars in Thousands)	2025	2024	2025	2024
FFS-patient care	$364,406	$312,295	$1,360,235	$1,146,156
FFS-administrative services	36,031	33,525	137,017	125,431
Capitated revenue	71,350	51,852	308,458	212,987
Shared savings	46,888	44,482	234,815	179,202
Care management fees (PMPM)	20,025	16,240	73,138	64,066
Other revenue	2,473	2,506	9,179	8,548
Total Revenue	$541,173	$460,900	$2,122,842	$1,736,390

Liabilities for unpaid medical claims under at-risk capitation arrangements:

	December 31,
(Dollars in Thousands)	2025	2024
Balance, beginning of period	$66,355	$67,138
Incurred health care costs
Current year	303,075	208,341
Prior years	(12,617)	964
Total claims incurred	290,458	209,305
Claims paid
Current year	(232,079)	(157,375)
Prior years	(45,745)	(52,713)
Total claims paid	(277,824)	(210,088)
Balance, end of period	$78,989	$66,355
Key Metrics and Non-GAAP Financial Measures

Privia Health reviews a number of operating and financial metrics, including the following key metrics and non-GAAP financial measures, to evaluate the Company’s business, measure performance, identify trends affecting the Company’s business, formulate business plans, and make strategic decisions.

Key Metrics(m)

	For the Three Months Ended December 31,		For the Years Ended December 31,
(unaudited; $ in millions)	2025	2024	2025	2024

Implemented Providers(n)	5,380	4,789	5,380	4,789
Attributed Lives(o)	1,541,000	1,256,000	1,541,000	1,256,000
Practice Collections(p)	$868.6	$792.5	$3,470.5	$2,968.0

(m) Any slight variations in totals are due to rounding.
(n) Implemented Providers is defined as the total of all service professionals at the end of a given period who billed for medical services, in both Owned and Non-Owned Medical Groups during that period.

(o) Attributed Lives are defined as any patient that a payer deems attributed to Privia to deliver care as part of a value-based care arrangement through a provider of primary care services as of the end of a particular period.

(p) Practice Collections are defined as the total collections from all practices in all markets and all sources of reimbursement that the Company receives for delivering care and providing Privia Health’s platform and associated services. Practice Collections differ from revenue by including collections from Non-Owned Medical Groups.

Non-GAAP Financial Measures (q)(r)

	For the Three Months Ended December 31,		For the Years Ended December 31,
(unaudited; $ in thousands)	2025	2024	2025	2024

Care Margin	$116,503	$107,736	$462,162	$403,853
Platform Contribution	$55,067	$53,246	$234,821	$195,634
Platform Contribution Margin	47.3%	49.4%	50.8%	48.4%
Adjusted EBITDA	$31,456	$24,886	$125,549	$90,455
Adjusted EBITDA Margin	27.0%	23.1%	27.2%	22.4%

(q) In addition to results reported in accordance with GAAP, Privia Health discloses Care Margin, Platform Contribution, Platform Contribution margin, Adjusted EBITDA and Adjusted EBITDA margin, which are non-GAAP financial measures. Each are defined as follows:
•Care Margin is Gross Profit excluding amortization of intangible assets.
•Platform Contribution is Gross Profit, excluding amortization of intangible assets, less Cost of platform and excluding stock-based compensation expense included in Cost of platform.
•Platform Contribution margin is Platform Contribution divided by Care Margin.
•Adjusted EBITDA is net income attributable to Privia Health Group, Inc. excluding non-controlling interests, provision for income taxes, interest income, interest income, net, depreciation and amortization, stock-based compensation, employer taxes on equity vesting/exercises, severance charges and other nonrecurring expenses.
•Adjusted EBITDA Margin is Adjusted EBITDA divided by Care Margin.

(r) Any slight variations in totals are due to rounding.

Reconciliation of Gross Profit to Care Margin

	For the Three Months Ended December 31,		For the Years Ended December 31,
(unaudited; $ in thousands)	2025	2024	2025	2024
Revenue	$541,173	$460,900	$2,122,842	$1,736,390
Provider expense	(424,670)	(353,164)	(1,660,680)	(1,332,537)
Amortization of intangible assets	(2,498)	(1,603)	(9,168)	(6,164)
Gross Profit	$114,005	$106,133	$452,994	$397,689
Amortization of intangible assets	2,498	1,603	9,168	6,164
Care margin	$116,503	$107,736	$462,162	$403,853

Reconciliation of Gross Profit to Platform Contribution(s)

	For the Three Months Ended December 31,		For the Years Ended December 31,
(unaudited; $ in thousands)	2025	2024	2025	2024
Revenue	$541,173	$460,900	$2,122,842	$1,736,390
Provider expense	(424,670)	(353,164)	(1,660,680)	(1,332,537)
Amortization of intangible assets	(2,498)	(1,603)	(9,168)	(6,164)
Gross Profit	114,005	106,133	452,994	397,689
Amortization of intangible assets	2,498	1,603	9,168	6,164
Cost of platform	(66,848)	(59,769)	(252,732)	(227,000)
Stock-based compensation(t)	5,412	5,279	25,391	18,781
Platform Contribution	$55,067	$53,246	$234,821	$195,634
(s) Any slight variations in totals are due to rounding.
(t) Amount represents stock-based compensation expense included under Cost of Platform.

Reconciliation of Net Income to Adjusted EBITDA(u)

	For the Three Months Ended December 31,		For the Years Ended December 31,
(unaudited; $ in thousands)	2025	2024	2025	2024
Net income	$9,151	$4,399	$22,919	$14,385
Net income attributable to non-controlling interests	1,434	968	6,807	2,659
Provision for income taxes	2,786	2,655	14,212	10,826
Interest income, net	(2,093)	(2,774)	(9,703)	(10,888)
Depreciation and amortization	2,657	1,832	9,907	7,268
Stock-based compensation	15,452	15,279	71,068	56,680
Other expenses(v)	2,069	2,527	10,339	9,525
Adjusted EBITDA	$31,456	$24,886	$125,549	$90,455

(u) Any slight variations in totals are due to rounding.
(v) Other expenses include employer taxes on equity vesting/exercises, severance and certain non-recurring costs.

Reconciliation of Net Income to Adjusted Net Income and Adjusted Net Income Per Share(w)

	For the Three Months Ended December 31,		For the Years Ended December 31,
(unaudited; $ in thousands)	2025	2024	2025	2024
Net income	$9,151	$4,399	$22,919	$14,385
Stock-based compensation	15,452	15,279	71,068	56,680
Intangible amortization expense	2,498	1,603	9,168	6,164
Provision for income tax	2,786	2,655	14,212	10,826
Other expenses(x)	2,069	2,527	10,339	9,525
Adjusted net income attributable to Privia Health Group, Inc.	$31,956	$26,463	$127,706	$97,580
Adjusted net income per share attributable to Privia Health Group, Inc. stockholders – basic	$0.26	$0.22	$1.05	$0.82
Adjusted net income per share attributable to Privia Health Group, Inc. stockholders – diluted	$0.25	$0.21	$0.99	$0.78
Weighted average common shares outstanding – basic	123,188,466	120,135,843	122,176,587	119,402,749
Weighted average common shares outstanding – diluted	130,366,291	126,422,148	128,889,836	125,614,171
(w) Any slight variations in totals due to rounding.
(x) Other expenses include employer taxes on equity vesting/exercises, severance and certain non-recurring costs.

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow (y)

	For the Years Ended December 31,
(unaudited; $ in thousands)	2025	2024
Net cash provided by operating activities	$163,404	$109,282
Capital expenditures	—	(21)
Free cash flow	$163,404	$109,261
(y) Any slight variations in totals due to rounding.